ReelwUrld™

Making the future of filmmaking social


REELWURLD™
MAKE MOVIES W THE WORLD

Invest

$99.00 minimum investment

Deadline March 1, 2021
in 2 months

Share Price
$1.00

Total Raised
$0

Valuation
$10,700,000

4(a)(6) offering provided by Netcapital Funding Portal, Inc. Security transfer functionality provided by Netcapital Systems LLC.

INTRODUCTION

ReelwUrld™ is a social film studio that makes movies with the world. We've built patent pending technology that acts like a film studio in your pocket. We wrap technology around any story in the form of an app to help you make cinematic movies, shows, commercials and more on your phone.

HIGHLIGHTS

- ReelwUrld™ is taking the massive scale of Hollywood movies & shows and merging it with social media to create a new form of filmmaking.
- The audience makes everything together: movies, shows, commercials and more.
- Anyone with a phone can join and create, just like social media-–but within a story that connects all of the content.
- With the crowd creating their own characters and stories with us, ReelwUrld™ will have a catalogue of intellectual property (IP) larger than any major Hollywood studio.
- We see the crowdsourced cinematic universe model as ReelwUrld™'s most powerful offering to the world of entertainment.

RECOMMENDATIONS



"ReelwUrld™ is to social-filmmaking as AirBnB was to the shared economy... In 5 years, everyone will be talking about Social-Filmmaking."

Luke Williams
Executive Director of the W.R. Berkley Innovation Lab at NYU Stern Business School, Author of "Disrupt: Think the Unthinkable to Spark Transformation in Your Business".

PROBLEM

Every sector of business needs a better way to reach their audience.

SOLUTION

Wherever you are in the world, your story matters. Our patent pending technology empowers fans, and gives studios, networks, and brands a completely new way to collaborate.

Invest in Entertainment with Impact

ReelwUrld™ is building a new sector of entertainment that's more creatively and financially inclusive. More authentic stories create a better world. The time is now to band together and share in the success of content and technology.

Justice For Hire & The Crowdsourced Cinematic Universe Model

ReelwUrld™ wraps technology around any story in the form of an app––we call these "wUrlds." This is how we actually makes movies with the world. Justice for Hire, aka JFH, is our original Intellectual Property (IP) and our first crowdsourced cinematic universe. The JFH cast includes hundreds of characters created and portrayed by fans worldwide. We see the crowdsourced cinematic universe model as ReelwUrld™'s most powerful offering to the world of entertainment.

The JFH story imagines a world with crowdsourced justice—ordinary people can open the JFH app and either hire a hero, or become a hero and get paid. JFH won Best Web Series and Best Visual Effects at WarnerMedia's Urban Action Showcase 2020. Check out the trailer and an explainer video below.

Trailer

Trailer


One app to unite
all heroes.
JFH TRAILER

What is JFH?

What is JFH


What is
JFH?
JFH
JUSTICE FOR HIRE®

BUSINESS MODEL

Our initial business model is similar to an ad agency, supercharged by technology and Hollywood franchise development experience: we work with brands to align their stories with the stories of their audiences, and then direct the audience to create content about that shared narrative.

This model allows us to generate revenue from our services, our technology, and from the content and experiences ReelwUrld™ communities create, including: licensing deals, in-app purchases, in-app crowdfunding, IP development, production deals, brand sponsorships, audience management, education, and advertising.

MARKET

Market


MARKET SIZE
We exist in a space that overlaps three global markets:
FILM & VIDEO
$325B
SOCIAL MEDIA
$33B
$4B
USER-GENERATED CONTENT
Advertising is one of several markets that will use our tech:
$560B
$206B
$914M
GLOBAL AD SPEND
NORTH AMERICAN
U.S. MOVIE & TV

ReelwUrld™ aims to be the hub for creative fandom—the biggest conductor of collective storytelling in the world. Any company or person that wants to connect with or build an audience is within our addressable market.

COMPETITIVE LANDSCAPE

We think differently about social video, because great movies have great directors behind them. ReelwUrld™'s approach is to simplify the directorial process, which has been overlooked by editing software providers and social video apps.

Our technology guides storytelling, provides camera direction, and instructs collaboration between community members. The results are cinematic videos that are united by story.

Competition


COMPARABLES
There are massive audiences and investment for user-generated content platforms:
TikTok
A short-form mobile video sharing app.
800M monthly active users
7th most used app in the world
$50B valuation
Niantic
A planet-scale augmented reality platform.
Pokémon Go made $1B in player spending in 2020
600M worldwide installs to date
$4B valuation
Smule
A social music collaboration app developer.
50M monthly active users
20M songs sang per day
$604M valuation

PROGRESS

- ReelwUrld™ produced series Justice For Hire (JFH) won Best Web Series and Best Visual Effects at WarnerMedia's Urban Action Showcase 2020
- ReelwUrld™ partnered with WarnerMedia for a series of ReelwUrld™ & JFH events in November 2020
- ReelwUrld™ hosted a "Your Cinematic Universe: Worldbuilding with Fans & Franchises" panel at New York Comic Con in October 2020
- ReelwUrld™ launched the JFH beta at San Diego Comic-Con in July 2020
- ReelwUrld™ filed the first of many technology patents in July 2020
- ReelwUrld™ produced series JFH was an official selection at HBO Cinemax Urban Action Showcase Awards in November 2019
- ReelwUrld™ produced series JFH won Best Trailer at HBO Cinemax Urban Action Showcase Awards in November 2018
- ReelwUrld™ completed Y Combinator Startup School and Sprint in October 2018
- ReelwUrld™ was accelerated by VentureOut New Media Program in February 2018
- ReelwUrld™ was accelerated by NYU Steinhardt EdTech Accelerator Powered by StartEd in July 2017
- ReelwUrld™ was incubated by the NYU Stern Business School W. R. Berkley Innovation Lab in September 2016

TESTIMONIALS



"JFH is a shared universe of human super heroes, not superhuman heroes, but ordinary people doing extraordinary things. That's a breath of fresh air. It's something new that I haven't seen done yet."

Michael Saudino

Community member of ReelwUrld™'s "JFH" series, New York, NY



"ReelwUrld™ is a place where amateurs aren't amateurs, they're innovators."

Glenyss Puentavella

ReelwUrld™ investor



"The idea that anyone armed with a camera phone could engage in the movie making process is exciting and innovative."

Hinton Wells

ReelwUrld™ investor

MEDIA

- VentureOut Accelerator Documentary, "A Look into VentureOut's New Media Program: Jan Lucanus of ReelwUrld™"
- San Diego Comic Con @Home, 23rd Annual Superhero Kung Fu Extravaganza presented by Well Go USA, ReelwUrld™'s "Justice For Hire" Beta Launch
- NY Comic Con X Metaverse, "Your Cinematic Universe: Worldbuilding with Fans & Franchises"
- JFH Heroes Uniting Worldwide Panel at WarnerMedia's Urban Action Showcase
- When Fandom Goes Pro Panel at WarnerMedia's Urban Action Showcase

TEAM

Our team combines experience from across Hollywood story development, independent film production, comic books, music, gaming, app development, fandom culture, and journalism. We understand fans and brands because we are fans and we've worked with some of the world's biggest brands.



Jan Lucanus
CEO

Jan is an award-winning filmmaker, acclaimed comic book writer, 3X world champion martial artist and entrepreneur. He founded the transmedia production company Creative Impulse Entertainment, now in its 17th year. Jan's life's work integrates the creative power of the audience into the major film, TV, and commercial production process.



Andra Roxana Stanciu
Head of Technology

Andra is a tech product and innovation strategist. She worked for 10 years as a full-stack software developer in HealthTech and GovTech. In 2017, Andra founded the Global Innovation Consortium——a platform for enabling human-centered innovation through technology and knowledge transfer.



Autumn Noel Kelly

Chief of Product Narrative

Autumn is an entertainment journalist and digital editor. She started her career in political strategy, became a staff writer at Newsweek where she was on the founding team of the print vertical "Newsgeek," and later lead audience development at Gizmodo and io9.

ADVISORS AND INVESTORS



Jeff Gomez
CEO of Starlight Runner, the world's leading producer of transmedia entertainment franchises and corporate narratives, Advisor to Disney on Star Wars and Marvel properties.



Greg Lipper
Former COO of Nasdaq Corporate Services, where he led client service and operations teams across the globe supporting FinTech, SaaS and Digital Communications businesses.



Chip Massey
Chip served as an FBI Special Agent and hostage/crisis negotiator for over 20 years. He is now a partner at the When and How Agency, which advises business leaders on behavioral based strategies for influencing, building trust, negotiating and forming powerful teams.



Mark Hiraide
Formerly an SEC attorney, he is an authority on the Jumpstart Our Business Startups (JOBS) Act of 2012, and is a Partner at MS&K, an esteemed Hollywood law firm.


MOËT

Barry Navidi
International film producer. He's worked with Marlon Brando, Michael Caine, Sean Connery, Anthony Hopkins, Johnny Depp, and is Al Pacino's producing partner.





Adam Goyer

Head of ReelwUrld™ Board of Advisors, former COO of Crowdfunder.com and led M&A of FinTech Global and Flashfunders.

John Guenther

A Chief Financial Officer with experience ranging from major Hollywood studios such as Sony to disruptive startups like Legion M.





Estela Valdez
A Senior Legal Executive who has worked with Etsy, Amex, and other global companies.

Thomas Redis
Technical advisor to ReelwUrld™, elite competitive mathematics coach, lead engineer at a venture-backed edtech company.

USE OF PROCEEDS

If the offering's maximum amount of $1,070,000 is raised:

Use	Value	% of Proceeds
Compensation for managers	$240,000	22.4%
Technology Development	$400,000	37.4%
Marketing	$150,000	14.0%
Patent Filings	$100,000	9.3%
Legal & Accounting	$113,070	10.6%
Convertible Note Repayment	$14,500	1.4%
Intermediary fees	$52,430	4.9%

TERMS

This is an offering of Class A Common Stock, under registration exemption 4(a)(6), in ReelwUrld, Inc. This offering must raise at least $10,000 by March 1, 2021 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. ReelwUrld may issue additional securities to raise up to $1,070,000, the offering's *maximum*.

$0 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

11,770,000 shares
× $1.00 per share

$11,770,000 implied valuation

PITCH DECK


REELWURLD™
Your Cinematic Universe.
Open
Download

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest offering statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
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- Instagram

UPDATES

Dec 30, 2020 • Primary offering of 1,070,000 shares at $1.00

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